                                    AGREEMENT

                                     between

                              VANDERBILT UNIVERSITY

                                       and

                                 BIOSIGNAL INC.

                                  RELATING TO:

                      OPTICAL ASSAY of PROTEIN INTERACTIONS

                                 SEPTEMBER, 1998

                                   VANDERBILT UNIVERSITY OPTICAL ASSAY AGREEMENT

This Agreement is entered into between the Vanderbilt University, through the Office of Technology Transfer, having an office at 110 21st Avenue., Suite 850, Nashville Tennessee USA 37203 (hereinafter, VANDERBILT) and BioSignal Inc., having an office at 1744 William St., Montreal, QC Canada H3J 1R4 (hereinafter, BIOSIGNAL).

RECITALS

WHEREAS, Carl Johnson and David Piston, faculty members of VANDERBILT, have developed an invention named Optical Assay for Protein Interactions; and

WHEREAS, VANDERBILT has all rights of the Inventors to the invention and to any patents issued with respect to the invention and VANDERBILT is willing to grant a license to the invention and to patents rights issued for said invention; and


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                  VANDERBILT UNIVERSITY OPTICAL ASSAY AGREEMENT

WHEREAS, BIOSIGNAL desires to acquire, and VANDERBILT desires to grant to BIOSIGNAL, a license to make, use and sell Licensed Products and Services, as hereinafter defined, and to grant sublicenses upon the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, it is agreed by the parties as follows:

1. DEFINITIONS

1.1 "INVENTION" shall mean methods and materials to assay protein interactions using any combination of luciferases and fluorescent proteins that undergo Bioluminescence Resonance Energy Transfer (BRET), whether or not patentable or otherwise protectable as intellectual property, which has been conceived as a result of work done by Dr. Carl Johnson and Dr. David Piston (Inventors).

1.2 "MATERIALS" shall mean any appropriate luciferase and green fluorescent protein mutations including the following biological materials generated in the laboratories of the Inventors and includes [* * *]:

[* * *]

1.3 "PATENT RIGHTS" shall mean the United States and foreign patents and/or patent

[* * *] Indicates information omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

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                  VANDERBILT UNIVERSITY OPTICAL ASSAY AGREEMENT

applications covering the INVENTION.

1.4 "LICENSED PRODUCTS and SERVICES" shall mean all research applications including drug discovery and all research reagents which are derived from, incorporate or which could not have been made but for the INVENTION and MATERIALS which are:

            (a) covered in whole or in part by an issued, unexpired claim or a pending claim contained in the PATENT RIGHTS in the country in which any such product or part is made, sued or sold; or

            (b) manufactured by using a process or is employed to practice a process which is covered in whole or in part by an issued, unexpired claim or in a pending claim contained in the PATENT RIGHTS in the country in which any LICENSED PROCESS is used or in which such product or part thereof is used or sold.

1.5 "NET SALES" shall mean [* * *] less returns and allowances actually granted, insurance costs, taxes or excise duties imposed on the transaction
(if separately invoiced), and wholesaler and cash discounts in amounts customary in the trade, excepting discounts for early payment. [* * *].

1.6 "FIELD-OF-USE" shall mean all life sciences research including drug discovery (pharmaceutical, biotech, academic and government-funded) and specifically excludes any and all clinical, diagnostic or therapeutic applications.

2.   GRANT

2.1 VANDERBILT hereby grants to BIOSIGNAL a worldwide, exclusive License to manufacture, distribute and sell, and to sublicense the manufacturing, sales and distribution of LICENSED PRODUCTS and SERVICES within the FIELD OF USE.

2.2 This License specifically includes the right of BioSignal to sublicense the right-to-use of LICENSED PRODUCTS and SERVICES to customers within the FIELD-OF-USE for their own internal research purposes.

[* * *] Indicates information omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.


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                                   VANDERBILT UNIVERSITY OPTICAL ASSAY AGREEMENT

2.3 Transfer Of Material. Providing VANDERBILT has access to MATERIAL, VANDERBILT agrees to provide BIOSIGNAL with samples of the MATERIAL, and at reasonable cost to replace the MATERIAL, in the event of its unintentional destruction, except that VANDERBILT will not be required to provide BIOSIGNAL with samples any more frequently than once per calendar year, except at the sole discretion of VANDERBILT. BIOSIGNAL also shall make appropriate arrangements to store the MATERIAL.

2.4 In order to provide BIOSIGNAL with a period of exclusivity, VANDERBILT agrees it will not grant licenses under the INVENTION to others except as required by VANDERBILT's obligations in paragraph 2.6 or as reserved in paragraph 2.7.

2.5 Licensing and Sublicensing by BIOSIGNAL. BIOSIGNAL has the right to grant royalty bearing sublicenses in the FIELD OF USE to third parties. BIOSIGNAL agrees to give VANDERBILT reasonable notice of BIOSIGNAL's intent to grant any such sublicense, including the proposed terms thereof. All sublicenses shall bind the sublicensee to meet BIOSIGNAL's obligations to VANDERBILT under this Agreement . Copies of all sublicense agreements shall be provided to VANDERBILT.

2.6 United States Government Rights Reserved. Notwithstanding the exclusive license granted herein, the United States Government shall receive all the rights to the Invention required by law or regulation to be reserved to the government. The parties agree that the United States Government is hereby granted a non-exclusive, non-transferable, irrevocable, royalty free license to practice or have practiced on its behalf throughout the world the Invention.

2.7 Reservation of Rights. VANDERBILT reserves the right to make, use and further develop the INVENTION and the MATERIAL for its own educational and research purposes and to grant licenses to third parties rights to make, use and sell the INVENTION and MATERIALS for uses in fields not expressly granted herein.

3. CONSIDERATION & ROYALTIES. In consideration of the grant in Paragraph 2.1 above, BIOSIGNAL hereby agrees to make the following payments to VANDERBILT:

3.1 Within thirty (30) days of the execution of this Agreement, BIOSIGNAL agrees to pay VANDERBILT within ninety (90) days of the receipt of the MATERIAL by BIOSIGNAL, a


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                                   VANDERBILT UNIVERSITY OPTICAL ASSAY AGREEMENT

nonrefundable license issue fee of [* * *].

3.2 BioSignal will pay to Vanderbilt a royalty rate of [* * *] on the Net Sales of LICENSED PRODUCTS and SERVICES from independent third parties, sold by BIOSIGNAL or its sublicensees.

3.3 In order to maintain the exclusive license, beginning one year after first commercial sale of Licensed Products or Services, BIOSIGNAL shall pay to Vanderbilt annual minimum royalties of [* * *] which shall be creditable against earned royalties in the same year for which the minimum is paid.

3.4 BIOSIGNAL shall pay Vanderbilt [* * *] of any up front license fees, other than royalty on sales, received for sublicensing the rights to independent third parties for internal use.

3.5 BioSignal will pay all of the costs incurred in filing for Patent protection of the BRET technology in the United States (USA) and Canada estimated at fifteen thousand US dollars ($15,000). Vanderbilt shall be provided copies of all official communications, amendments and responses with respect to patent applications and patents sufficiently prior to filing to allow for review, comment and approval by Vanderbilt, which will not be unreasonably withheld.

3.6 All payments required under this agreement shall be in U.S. dollars, and shall be made by check or bank draft and made payable to VANDERBILT. All such payments shall be sent to the following address: Office of Technology Transfer, at 110 21st Avenue., Suite 850, Nashville Tennessee USA 37203.

3.7 If BIOSIGNAL desires to offer for sale a LICENSED PRODUCT or SERVICE in combination with other of its products and/or services (`COMBINATION PRODUCT" or "COMBINATION SERVICE"), it shall notify VANDERBILT and describe in sufficient detail the nature and composition of the COMBINATION PRODUCT or COMBINATION SERVICE in order that the parties may in good faith determine a reasonable royalty share of such transactions.

4. REPORTS.

[* * *] Indicates information omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

                                     5 of 16
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                                   VANDERBILT UNIVERSITY OPTICAL ASSAY AGREEMENT

4.1 BIOSIGNAL agrees to make written reports to VANDERBILT University within sixty (60) days after the end of each calendar half year ending June 30 and Dec.
31. This report shall state the number, description and aggregate NET SALES of LICENSED PRODUCTS and SERVICES made, sold, or otherwise disposed of, and the total gross income received by BIOSIGNAL from leasing, renting, or otherwise making LICENSED PRODUCTS and SERVICES available to others without sale or other disposition transferring title, during such completed calendar year, and resulting calculation pursuant to Paragraph 3 above and shall also send a copy of the report to VANDERBILT at the Mailing Address for Notices indicated on the Signature Page of this Agreement. Prior to the first commercial sale, BIOSIGNAL shall provide annual written reports within thirty (30) days after December 31 of each Calendar year which shall include progress in research and development of LICENSED PRODUCTS and SERVICES. Late charges will be applied to any overdue payments at the rate of the prime rate quoted in the Wall Street Journal on the first business day on which such payment is due, plus [* * *]. The payment of such late charges shall not prevent VANDERBILT from exercising any other rights it may have as a consequence of the lateness of any payment.

5. RECORD KEEPING.

5.1 BIOSIGNAL shall keep complete and accurate records and books of account containing all information necessary for the computation and verification of the amounts paid hereunder. BIOSIGNAL shall keep these records and book for a period of [* * *] years following the end of the accounting to which the information pertains. BIOSIGNAL agrees, at the request of VANDERBILT, to permit one or more accountants selected by VANDERBILT ("accountant") to have access to BIOSIGNAL's records and books of account during ordinary working hours to audit with respect to any payment period ending prior to such request, the correctness of any report or payment made under this Agreement, or to obtain information as to the payments due for any such period in the case of failure of the BIOSIGNAL to report or make payment pursuant to the terms of this Agreement. The Accountant shall not disclose to VANDERBILT any information relating to the business of BIOSIGNAL except that which is necessary to inform VANDERBILT of: (a) the accuracy or inaccuracy of BIOSIGNAL's reports and payments; (b) compliance or noncompliance by BIOSIGNAL with terms and conditions of this Agreement; and (c) the extent of any inaccuracy or noncompliance. Should the accountant believe there is an inaccuracy in any of the BIOSIGNAL's payments or noncompliance by the BIOSIGNAL with such terms and conditions, the Accountant shall

[* * *] Indicates information omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.


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                                   VANDERBILT UNIVERSITY OPTICAL ASSAY AGREEMENT

have the right to make and retain copies (including photocopies) of any pertinent portions of the records and books of account. In the event that BIOSIGNAL's royalties calculated for any semi-annual period are under-reported by more than [* * *], the costs of any audit and review initiated by VANDERBILT will be borne by BIOSIGNAL; but, otherwise, VANDERBILT shall bear the costs of any audit initiated by VANDERBILT.

6. [* * *].

7. DUE DILIGENCE.

7.1 BIOSIGNAL shall use commercially reasonable efforts to introduce the LICENSED PRODUCTS and SERVICES into the commercial market as soon as practicable. Upon the first commercial sale, until the expiration of this Agreement, BIOSIGNAL shall use commercially reasonable efforts to keep the LICENSED PRODUCTS and SERVICES accessible to the public. BIOSIGNAL's failure to perform in accordance with this paragraph 7. shall be grounds for VANDERBILT to render this license non-exclusive. In making this determination VANDERBILT shall take into account the normal course of such programs conducted with sound and reasonable business practices and judgment and shall take into account the reports provided hereunder by BIOSIGNAL.

8. TERM and TERMINATION.

8.1 This agreement shall become effective on the date when the last party to sign has executed this Agreement and shall extend as long as LICENSED PRODUCTS and SERVICES continue to be sold or, if a patent embodying the Invention issues, to the expiration of the last to expire of such issued patent, unless previously terminated according to Paragraphs 7, 8.2, or 8.3 below.

8.2 BIOSIGNAL may terminate this Agreement upon sixty (60) days written notice to VANDERBILT. Upon termination of this Agreement, BIOSIGNAL agrees to return all MATERIALS to VANDERBILT, or provide VANDERBILT with certification of their destruction, and BIOSIGNAL shall immediately cease the production and sale of LICENSED

[* * *] Indicates information omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.


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                                   VANDERBILT UNIVERSITY OPTICAL ASSAY AGREEMENT

PRODUCTS and SERVICES except for PRODUCTS and SERVICES which have been sold, transferred or sublicensed to third parties.

8.3 VANDERBILT may terminate this Agreement if BIOSIGNAL is in default in the performance of any material (under Paragraphs 3,7 and 9) or reporting (under Paragraph 4 or 10) obligation under this Agreement, and if the default has not been remedied within sixty (60) days after the date of written notice by VANDERBILT of such default. VANDERBILT may terminate this Agreement in the event BIOSIGNAL shall at any time fail to make payments, render reports, maintain standards of quality and performance, or otherwise abide by the terms herein provided or attempt to exercise ownership rights over the MATERIALS.

8.4. Effect of Termination. Upon termination of this Agreement, BIOSIGNAL shall cease all production and sale of LICENSED PRODUCTS and SERVICES except for the production and sale of LICENSED PRODUCTS and SERVICES on which production had begun prior to notice of such termination. BIOSIGNAL may continue to sell such LICENSED PRODUCTS and SERVICES for up to one year after such notice upon payment of royalties accruing thereon, and shall render an accounting to VANDERBILT of any royalties which may be due, and any sublicenses granted hereunder shall be assigned to VANDERBILT. By mutual consent of VANDERBILT and a sublicensee, the sublicense rights granted by BIOSIGNAL may be granted de novo by VANDERBILT directly to the sublicensee. Immediately upon termination all rights of BIOSIGNAL, except as expressly stated in this Paragraph, shall revert to VANDERBILT.

8.5 Paragraphs 1, 8.4, 9.1, 9.2, 9.3, 9.4, 11, 12 and 13 of this Agreement shall survive termination.

9. WARRANTIES, INDEMNIFICATION AND INSURANCE.

9.1 BIOSIGNAL agrees to indemnify and hold harmless VANDERBILT from any claims, costs, damages or losses that may arise from or through [* * *] or in connection with any claims, suits, actions, demands or judgments arising out of any theory of law (including, but not limited to, actions in the form of tort, warranty, or strict liability) concerning [* * *]. Such indemnity obligation shall include [* * *].

[* * *] Indicates information omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

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                                   VANDERBILT UNIVERSITY OPTICAL ASSAY AGREEMENT

[* * *]

9.2 Regarding the indemnity and hold harmless provisions, under Paragraph 9.1, VANDERBILT shall give prompt written notice to BIOSIGNAL of the commencement of any action, suit, or proceeding for which indemnification may be sought, and BIOSIGNAL, through counsel reasonably satisfactory to VANDERBILT shall assume the defense thereof; provided, however, that VANDERBILT shall be entitled to participate in any such action, suit, or proceeding with counsel of its own choice, but at its own expense. If BIOSIGNAL fails to assume the defense within a reasonable time, VANDERBILT may assume such defense and the reasonable fees and expenses of its attorneys will be covered by the indemnity provided for in Paragraph 9.1. [* * *] Notwithstanding anything in this Paragraph to the contrary, BIOSIGNAL shall not, without the written consent of VANDERBILT, which consent shall not be unreasonably withheld:

     [* * *]

9.3 NO WARRANTIES, EXPRESSED OR IMPLIED, ARE OFFERED AS TO THE MERCHANTABILITY OR FITNESS FOR ANY PURPOSE OF THE MATERIAL PROVIDED TO BIOSIGNAL UNDER THIS AGREEMENT, OR THAT THE LICENSED MATERIAL MAY BE EXPLOITED WITHOUT INFRINGING THE PATENT RIGHTS OF ANY THIRD PARTIES. BIOSIGNAL ACCEPTS LICENSE RIGHTS TO THE MATERIALS "AS IS", AND VANDERBILT DOES NOT OFFER ANY GUARANTEE OF ANY KIND.

9.4 Insurance.  (a) Beginning at the time as any LICENSED  PRODUCTS and SERVICES

[* * *] Indicates information omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.


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                                   VANDERBILT UNIVERSITY OPTICAL ASSAY AGREEMENT

are being commercially distributed or sold by BIOSIGNAL or by a sublicensee, or agent of BIOSIGNAL, BIOSIGNAL or such other, shall procure and maintain comprehensive general product liability and tort liability insurance in amounts not less than [* * *] per incident and [* * *] annual aggregate and name the Indemnitees as additional insureds. Such comprehensive general liability insurance shall provide (i) product liability coverage and (ii) broad form contractual liability coverage for BIOSIGNAL's indemnification under this Agreement. If BIOSIGNAL elects to self-insure all or part of the limits described above, such self-insurance program must be reasonably acceptable to VANDERBILT. BIOSIGNAL agrees that no amount greater than the sum of [* * *] shall be deductible under BIOSIGNAL's primary coverage for VANDERBILT and BIOSIGNAL against any claims or suits arising from alleged defects in LICENSED PRODUCTS and SERVICES. The minimum amounts of insurance coverage required shall not be construed to create or limit BIOSIGNAL's liability with respect to its indemnification under this Agreement.

     (b) BIOSIGNAL represents and warrants that its product liability and general tort liability is [* * *]. Within thirty (30) day after the date of the first commercial sale of a LICENSED PRODUCTS or SERVICES hereunder, BIOSIGNAL shall provide VANDERBILT with a certificate or certificates of insurance evidencing that VANDERBILT has been named as an additional insured party and evidencing the insurer(s) is required to notify
VANDERBILT in writing at least thirty (30) days in advance of any termination of the policy or certificate, or any modification that would cause BIOSIGNAL no longer to be in compliance with the provisions of this Paragraph, or would cause the representation and warranties set forth above in this Paragraph no longer to be true, such written notification to specify the reason for such termination, the nature of the proposed modification, as the case may be. It is expressly agreed by the parties that the provisions of this Paragraph regarding insurance shall in no way limit BIOSIGNAL's indemnity obligations, except to the extent that BIOSIGNAL's insurer (s) actually pays VANDERBILT amounts for which VANDERBILT is entitled to be indemnified under this Agreement, nor shall VANDERBILT have any obligation to pursue any insurer as a precondition to its rights to be indemnified by BIOSIGNAL. As used in this Paragraph, the term "VANDERBILT" shall include VANDERBILT, and its officers, directors, agents and employees. If BIOSIGNAL does not obtain replacement insurance within such thirty (30) day period specified above, VANDERBILT shall have the right to terminate this Agreement effective at the end of such thirty (30) day period without notice or any additional waiting periods.

[* * *] Indicates information omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

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                                   VANDERBILT UNIVERSITY OPTICAL ASSAY AGREEMENT

     (c) BIOSIGNAL shall maintain such comprehensive general product liability and tort liability insurance or self-insurance beyond the expiration or termination of this Agreement during (i) the period that any product relating to, or developed pursuant to, this Agreement is being commercially distributed or sold by BIOSIGNAL or by a sublicensee or agent of BIOSIGNAL and (ii) a period not less than the statute of limitations for product liability claims in the state in which the product is being used.

10. PROSECUTION AND MAINTENANCE OF PATENTS

10.1 Upon execution of this License Agreement, BIOSIGNAL agrees to pay for all prosecution and maintenance of United States and Canadian patents included in this Agreement. BIOSIGNAL shall have control over prosecution and maintenance of patent applications and patents related to the Invention, provided however that VANDERBILT shall have reasonable opportunities to advise BIOSIGNAL and shall cooperate with BIOSIGNAL as to the filing, prosecution and maintenance of such patent applications and patents. BIOSIGNAL shall furnish or require its patent counsel to furnish to VANDERBILT copies of documents relevant to any such filing, prosecution or maintenance sufficiently prior to filing to allow for review, comment and approval by Vanderbilt, which will not be unreasonably withheld.

         BIOSIGNAL shall be obligated to make timely payment of all maintenance fees following the issuance of the Patent. If BIOSIGNAL elects to no longer pay the expenses of a patent application or patent included within the Patent Rights, BIOSIGNAL shall notify VANDERBILT not less than sixty (60) days prior to such action or deadline required to preserve the Patent Rights.

11. CONFIDENTIALITY

11.1 It may be necessary for one party to disclose to the other party certain confidential or proprietary information. In such event, the receiving party agrees to preserve such identified information as confidential. The obligation of confidentiality in this paragraph shall apply to any and all information contained in any patent application or draft thereof provided by VANDERBILT to BIOSIGNAL, including those applications confidentially provided to BIOSIGNAL prior to the effective date of this Agreement. The obligation of confidentiality


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                                   VANDERBILT UNIVERSITY OPTICAL ASSAY AGREEMENT

shall not apply to information which:

     (a) is now in the public domain or which becomes generally available to the public through no fault of the receiving party; or

     (b) is already known to, or in the possession of, the receiving party prior to disclosure by the disclosing party as can be demonstrated by documentary evidence; or

     (c) is disclosed on a non-confidential basis from a third party having the right to make such a disclosure; or

     (d) is independently developed by the receiving party (by activity not associated with the Licensed Technology) as can be demonstrated by documentary evidence; or

     (e) the recipient party notifies the providing party is required to be disclosed by the recipient pursuant to a legally enforceable order, direction, or other regulation but any disclosure shall be only so far as necessary to give effect thereto.

11.2 Term. The confidentiality obligations of this Article shall continue for a period of [* * *] beyond the termination of this Agreement.

12. BIOSIGNAL is encouraged to publish the results of its research projects using the MATERIALS. In all oral presentations or written publications concerning the MATERIALS, BIOSIGNAL will acknowledge the contribution of Dr. Carl Johnson and Dr. David Piston.

13. Nothing contained in this Agreement shall be construed as conferring any right to use in advertising, publicity or any other promotional activities any name trademark or other designation of a party hereto including any contraction, abbreviation or stimulation of any of the foregoing, unless the express written permission of the other party has been obtained. BIOSIGNAL hereby expressly agrees not to use the name Vanderbilt University and/or "Vanderbilt " without prior written approval from VANDERBILT.

14. This Agreement shall be construed in accordance with the laws of the United States as interpreted and applied by the Courts of the state of Connecticut.

[* * *] Indicates information omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.


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                                   VANDERBILT UNIVERSITY OPTICAL ASSAY AGREEMENT

15. This Agreement constitutes the entire understanding of VANDERBILT and BIOSIGNAL and supersedes all prior agreements and understandings with respect to the MATERIALS.

16. The provisions of this Agreement are severable, and in the event that any provision of this Agreement shall be determined to be invalid or unenforceable under any controlling body of law, such invalidity or unenforceability shall not in any way affect the validity or enforceability of the remaining provisions of this Agreement.

17.  RESOLUTION OF DISPUTES.

     17. In the event of a dispute or disagreement (hereinafter called "dispute") arises between the parties in connection with the interpretation of any provision of this Agreement or the compliance or noncompliance therewith, or the validity or enforceability thereof, or the performance or nonperformance of either party to the Agreement, the following Dispute resolution process shall be followed by the parties:

               (1) A Dispute will be deemed to have arisen upon the delivery of a written notice by one party to the other describing the Dispute (hereinafter called the "Dispute Notice"). Upon delivery of the Dispute Notice, the parties agree to attempt to resolve the Dispute in a prompt and expeditious manner. Except for the Dispute Notice, all communication between the parties will be on a without prejudice basis.

               (2) If the parties have not been able to resolve the Dispute in a prompt and expeditious manner after delivery of the Dispute Notice, either party may at any time thereafter request by written notice to the other party that the dispute be escalated to Senior Management.

               (3) In the event such a request with written notice is made, each party shall make available the senior executives specified in the following subparagraph ("Senior Management") who shall meet within fifteen (15) business days after such request is made at the Offices of the party which received the request to attempt to resolve the Dispute.

               (4) The Senior Management appointee for each party is as follows:


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                                   VANDERBILT UNIVERSITY OPTICAL ASSAY AGREEMENT

       BIOSIGNAL: Michael Dennis, Ph.D.,
       President and CEO
       BioSignal Inc.

       VANDERBILT:  Larry R. Steranka, Ph.D.
       Director, Office of Technology Transfer
       Vanderbilt University

     Each party may change its Senior Management appointee upon prior written notice to the other.
18.  PROVISIONS CONTRARY TO LAW.

18.1 In performing this Agreement, the parties shall comply with all applicable laws and regulations. In particular, it is understood and acknowledged that the transfer of certain commodities and technical data is subject to United States laws and regulations controlling the export of such commodities and technical data, including all Export Administration Regulations of the United States Department of Commerce. These laws and regulations among other things, prohibit or require a license for the export of certain types of technical data to certain specified countries. BIOSIGNAL hereby agrees and gives written assurance that it will comply with all United States laws and regulations controlling the export of commodities and technical data, that it will be solely responsible for any violation of such by BIOSIGNAL or its Affiliates or sublicensees, and that it will defend and hold VANDERBILT harmless in the event of any legal action of any nature occasioned by such violation.

       Nothing in this Agreement shall be construed so as to require the violation of any law, and wherever there is any conflict between any provision of this Agreement and any law the law shall prevail, but in such event the affected provision of this Agreement shall be affected only to the extent necessary to bring it within the applicable law.

19.  LANGUAGE

19.1 This Agreement is formulated in the English language only, which language shall be controlling in all respects, and all versions in any other language shall not be binding upon the parties hereto. All communications made or given pursuant to this Agreement shall be in the


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                                   VANDERBILT UNIVERSITY OPTICAL ASSAY AGREEMENT

English language.

BIOSIGNAL has requested that this Agreement and all related documents be drawn up in the English language, with which request VANDERBILT agrees.

BIOSIGNAL a demande que le present contrat ainsi que toute la documentation d'accompagnement soient rediges en anglais, requete a laquelle VANDERBILT consent.

20.     NOTICES.

20.1 Any notice or other communication required or permitted to be given by either party hereto shall be deemed to have been properly given and be effective upon the date of delivery if delivered in writing to the respective addresses set forth below, or to such other address as either party shall designate by written notice given to the other party. If notice or other communication is given by facsimile transmission, said notice shall be confirmed by prompt delivery of the hardcopy original.

If to BIOSIGNAL:                         If to VANDERBILT:
       1744 William Street                      Office of Technology Transfer
       Montreal, QC                             Suite 850,
       CANADA H3J 1R4                           110 21st Avenue,
       Attn: President                          Nashville Tennessee
       FAX: 514-937-0777                        USA 37203
                                                ATTN: DIRECTOR
                                                FAX: 615/343-1145

       IN WITNESS WHEREOF, the Parties hereby execute this Agreement effective the date last written below.

ACCEPTED BY:
for VANDERBILT                          for BIOSIGNAL

--------------------------              -------------------------------------


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

/s/ Larry R. Steranka                    /s/ Michael Dennis
(Signature)                              (Signature)
Larry R. Steranka, Ph.D, Director        Michael Dennis, Ph.D., President

Sept. 11, 1998                           Sept. 10, 1998
---------------------------              ------------------------------------
(Date)                                   (Date)

Office of Technology Transfer            1744 William Street
Suite 850, 110 21stAvenue.,              Montreal, QC
Nashville Tennessee USA 37203            CANADA H3J 1R4


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